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                       PANOLAM INDUSTRIES HOLDINGS, INC.
                           1996 EQUITY INCENTIVE PLAN

          SECTION 1. Purpose. The Panolam Industries Holdings, Inc. 1996 Equity Incentive Plan (the "Plan") is intended to enhance the ability of Panolam Industries Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), to attract, retain and motivate officers and key employees of the Company and its subsidiaries, by providing such persons with an opportunity to obtain a proprietary interest in the Company and by rewarding them for their contributions to the Company.

          SECTION 2. Definitions. Terms used and not otherwise defined herein are used herein as defined in the stockholders' agreement, dated as of June 7, 1996 (as amended, supplemented or otherwise modified from time to time, the "Stockholders' Agreement"), among the Company, Genstar Capital Partners II, L.P., a limited partnership organized under the laws of the State of Delaware, CCFL Subordinated Debt Fund and Company, Limited Partnership, a limited partnership organized under the laws of Quebec, Domtar Industries Inc., a corporation organized under the laws of the State of Delaware, and Claude P. Arcand. Unless the context otherwise requires, the following terms, when used herein, shall have the respective meanings specified below:

          "Agreement" shall have the meaning specified in Section 6(a).

          "Beneficiary" or "Beneficiaries" shall mean the person or persons designated by a Participant pursuant to the provisions of an Agreement to receive payments or rights pursuant to such Agreement upon such Participant's death.

          "Cause" with respect to the termination of a Participant's employment, shall mean (i) the failure or refusal of such Participant to perform the duties of his or her employment, (ii) such Participant's fraud or dishonesty against the Company or its subsidiaries, or (iii) such Participant's willful or negligent acts or omissions which are materially harmful to the Company or its subsidiaries, including, without limitation, such Participant's unauthorized disclosure of confidential information related to the business of the Company or any of its subsidiaries. Whether the Participant's employment has been terminated for Cause shall be determined in good faith by the Committee, and such determination shall be final, conclusive and binding on all persons.

          "Change of Control" shall mean any of (i) the acquisition, other than from the Company, by any person of beneficial ownership of more than 50% of the Company Voting Securities; provided, however, that any acquisition by (A) the Company, or any employee benefit plan (or related trust) sponsored or maintained by the Company, or (B) any corporation with respect to which, following such acquisition, more than 50% of the then
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outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners of the Company Voting Securities immediately prior to such acquisition, in substantially the same proportion as their ownership immediately prior to such acquisition of the Company Voting Securities, shall not constitute a Change of Control of the Company; (ii) approval by the stockholders of the Company of a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners of the Company Voting Securities immediately prior to such sale or disposition.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the roles and regulations promulgated thereunder.

          "Committee" shall have the meaning specified in Section 4.

          "Common Stock" shall mean the Class A Common Stock.

          "Company Voting Securities" shall mean the voting securities of the Company entitled to vote generally in the election of the directors of the Company.

          "Disability" shall mean "permanent disability" as defined in the long-term disability policy of the Company or one of its subsidiaries applicable to a Participant.

          "Effective Date" shall mean June 12, 1996.

          "Full-Time Employment" shall mean regular employment as a common law employee of the Company or one of its subsidiaries for at least 35 hours per week.

          "Grant Date" shall mean, with respect to any Option, the date on which such Option was granted.

          "Incentive Stock Option" shall mean an Option which is intended to qualify as an incentive stock option under Section 422 of the Code.

          "Non-qualified Stock Option" shall mean an Option which is not intended to qualify as an Incentive Stock Option.

          "Option" shall mean an option to purchase shares of Common Stock, subject to the terms and conditions provided for in Section 7.
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          "Option Price" shall mean the exercise price of an Option, as determined at the time of grant by the Committee in its discretion and as set forth in the applicable Agreement; provided that (i) the Option Price for an Incentive Stock Option shall be no less than 100% of the Fair Market Value of a share of Common Stock as of the Grant Date and (ii) the Option Price for a Non-qualified Stock Option shall be no less than 85 % of the Fair Market Value of a share of Common Stock as of the Grant Date; provided further that the Option Price of any Option granted under the plan during 1996 shall be $203.07.

          "Participant" shall mean any employee of the Company or one of its subsidiaries who is designated by the Committee to receive an Option under the Plan.

          "Retirement" shall mean the termination or resignation of a Participant's Full-Time Employment on or after such Participant has attained normal retirement age as determined in accordance with the Company's policies as in effect from time to time.

          SECTION 3. Shares Available for Grant. The number of shares of Common Stock that may be issued under the Plan shall not exceed 11,111 shares. Shares of Common Stock issued under the Plan may be authorized and unissued shares or issued and re-acquired shares, as the Committee may from time to time determine. The maximum number of shares of Common Stock that may be issued under the Plan shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

          SECTION 4. Administration. The Plan shall be administered by a committee of the Board (the "Committee"), which shall be appointed by the Board and which shall consist of two or more members of the Board. The Committee shall have the authority to interpret and construe the provisions of the Plan and of any agreements under the Plan and make determinations pursuant to any Plan provision or agreement. Each interpretation, determination or other action made or taken pursuant to the Plan by the Committee shall be final, conclusive and binding on all persons. No member of the Committee shall be liable for anything done or omitted to be done by such Committee member or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

          SECTION 5. Grant of Options. The Committee shall, from time to time, make grants of Options to Participants; provided that (i) Options to purchase not fewer than 4,444 shares of Common Stock shall be granted under the Plan prior to December 31, 1996 and (ii) Options to purchase not fewer than 11,111 shares of Common Stock in the aggregate shall be granted under the Plan prior to the third anniversary of the Effective Date.

          SECTION 6. Agreement. (a) The terms and conditions of each grant of Options shall be embodied in a written agreement (an "Agreement") in a form approved by
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the Committee which shall contain terms and conditions not inconsistent with the
Plan and which shall incorporate the Plan by reference; provided, however, that in the event of any conflict or inconsistency between the Plan and any Agreement, such Agreement shall govern; provided further that in the event of any conflict or inconsistency between any such Agreement and any employment agreement between the Company (or any affiliate thereof) and the Participant who is a party to such Agreement, such employment agreement shall govern.

          (b) Each Agreement shall (i) state the Grant Date of the Option, the number of shares of Common Stock issuable in connection with the Option and the Option Price; (ii) specify any applicable vesting schedule; (iii) state whether the Option is intended to qualify as an Incentive Stock Option; (iv) provide for the treatment of Options in the event of the termination of employment of the Participant who is a party to such Agreement; (v) provide such other terms and conditions, not inconsistent with the Plan or any employment agreement with the Participant who is a party to such Agreement, as the Committee may deem advisable; (vi) be signed by the recipient of the Option and a person designated by the Committee; and (vii) be delivered to the recipient of the Option.

          (c) If no Beneficiary is designated by a Participant in the Agreement to which it is a party or if no Beneficiary is living at the time a payment is due pursuant to such Agreement, payments shall be made to the estate of such Participant. Each Agreement shall provide a Participant with the right to change the designated Beneficiaries from time to time by written instrument executed by such Participant and filed with the Committee in accordance with such rules as may be specified by the Committee; provided, however, that no Beneficiary designation shall be effective unless it is received by the Committee prior to the date of death of such Participant.

          SECTION 7. Options. (a) Options may be granted to any Participant to purchase such number of shares of Common Stock as the Committee shall determine in its discretion. Options granted under the Plan shall comply with the terms and conditions set forth in this Section 7.

          (b) Each Option shall vest and become exercisable as determined by the Committee and as set forth in the applicable Agreement; provided that each Option shall (i) completely vest not more than five years after the Grant Date thereof and (ii) vest at a rate of not less than 20% per year. An Option shall be exercisable following a Participant's termination of employment with the Company and its subsidiaries at such times and in such manner as determined by the Committee, which the Committee may specify in the applicable Agreement or determine at the time of such termination of employment.
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          (c) Each Option shall be effective for such term as shall be determined by the Committee and set forth in the Agreement; provided that each vested Option shall be exercisable for a period of not fewer than 10 years after the Grant Date thereof.

          (d) Payment of the Option Price shall be made in full at the time the notice of exercise of the Option is delivered to the Committee and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Committee in a particular case determines not to accept a personal check) for the Common Stock being purchased. The Committee may determine at the time the Option is granted for Incentive Stock Options, or at any time before exercise for Non-qualified Stock Options, that additional forms of payment will be permitted.

          (e) The Options shall not be exercisable unless either the Common Stock subject to the Options has been registered under the Securities Act and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the exercising Participant has furnished the Company with an investment representation satisfactory to the Company that such registration and qualification is not required as a result of the availability of an exemption from registration under such laws.

          (f) As soon as practicable following the exercise of an Option, a certificate in the exercising Participant's name evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be delivered to such Participant.

          SECTION 8. Termination of Employment. (a) Upon termination of a Participant's full time employment with the Company, the Options, to the extent then vested (the "Vested Options"), may be exercised as follows:

               (i) If such Participant's Full-Time Employment terminates by reason of Retirement or Disability, the Vested Options shall be exercisable by such Participant for one year following the date of such termination;

               (ii) If such Participant's Full-Time Employment terminates by reason of such Participant's death, the Vested Options shall be exercisable by such Participant's Beneficiary for one year following the date of death;

               (iii) If such Participant's Full-Time Employment is terminated by the Company for Cause or if such Participant voluntarily resigns his employment with the Company for any reason other than Disability or Retirement, all Vested Options shall immediately terminate and cease to be exercisable as of the date of such termination or resignation; and
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               (iv)   If such Participant's Full-Time Employment with the
Company terminates for any other reason not specified above in this Section 8(a), the Vested Options shall be exercisable by such Participant for 90 days following the date of such termination.

          (b) The Committee may, in its sole discretion, provide for a longer post-termination exercise period than the applicable period specified in Section 8(a). Any Option which is not a Vested Option as of the date of a Participant's termination of Full-Time Employment shall terminate as of such date and be of no further force and effect.

          SECTION 9. Certain Adjustments. (a) Change of Control/Sale of
Division or Subsidiary. In the event that (i) a Change of Control occurs or (ii) the division or subsidiary for which a Participant performs services is sold, merged, consolidated, reorganized or liquidated, then the Committee may, but shall not be required to, make adjustments and take such actions (including acceleration of vesting and exerciseability) as the Committee determines to be necessary or advisable to provide each Participant with a benefit equivalent to that to which the Participant would have been entitled had such event not occurred.

          (b) Dilution and Other Adjustments. In the event of a stock dividend, split, reverse split, combination, recapitalization or the like, the Committee shall, to the extent necessary to provide each Participant with a benefit equivalent to that to which the Participant would have been entitled had such event not occurred, adjust the number of Options granted or offered to each Participant and the Option Price of any Options and make any other adjustments, or take such other action, as the Committee, in its discretion, deems appropriate. Such adjustments shall be final, conclusive and binding on all persons. In the event of a change in the Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

          SECTION 10. Restrictions on Transfer. Each Option granted hereunder shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant.

          SECTION 11. Stockholders' Agreement. Shares of Common Stock issued upon exercise of an Option granted under the Plan shall be held subject to, and comply with and shall have the benefits of, the terms, conditions, rights and restrictions which are set forth in the Stockholders' Agreement.

          SECTION 12. Amendment. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part.
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          SECTION 13. Termination. Unless previously terminated pursuant to
Section 12, the Plan shall terminate on the tenth anniversary of the Effective Date, and no further Options may be granted hereunder after such date.

          SECTION 14. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the sale or exercise of Options under the Plan shall be added to the Company's general funds and used for general corporate purposes.

          SECTION 15. Miscellaneous. (a) No Rights to Grants or Continued Service. Except as expressly provided for in the Plan, no Participant shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company.

          (b) No Restriction on Right of Company to Effect Corporate Changes. Nothing in the Plan shall affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (c) Governing Law. THE PLAN AND ALL AGREEMENTS ENTERED INTO UNDER THE PLAN SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

          (d) Withholding. As a condition to the making of any Option, the vesting of any Option or the lapse of the restrictions pertaining thereto, the Company may, in the discretion of the Committee, require the Participant to pay such sum to the Company as may be necessary to discharge the Company's obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by a Participant pursuant to the Plan. In the discretion of the Committee, such payment may be in the form of cash or other property. In the discretion of the Committee, the Company may (i) make available for delivery a lesser number of shares, in satisfaction of such taxes, assessments or other governmental charges, or (ii) deduct or withhold from any payment or distribution to a Participant whether or not pursuant to the Plan.
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          (e) Stockholder Rights. A Participant shall have no rights as a stockholder with respect to any shares issued or issuable with respect to an Option until a certificate or certificates evidencing such shares shall have been issued to or for the benefit of such Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

          (f) Construction of the Term "Participant". Whenever the word "Participant" is used in this Plan under circumstances where the provision should logically be construed to apply to the executors, the administrators, the Beneficiary, or any other person or persons to whom an Option may be transferred by will or by the laws of descent and distribution or by reason of the death of the Participant, the word "Participant" shall be deemed to include such person or persons.